Exhibit 99.1

For Immediate Release

Company Contact:	Investor Relations Contact:

Judith H. Henkels, Precis, Inc.	Peter Seltzberg, Cameron Associates
Chief Executive Officer	Vice President
Telephone: 972-522-2000	Telephone: 212-245-8800 x205
Email: jhenkels@precis-pcis.com	Email: peter@cameronassoc.com

Precis, Inc. Names Bob Bintliff Chief Financial Officer

GRAND PRAIRIE, TX, August 31, 2004—Precis, Inc. (NASDAQ: PCIS) a leader in healthcare services and membership based programs, today announced the appointment of Robert L. Bintliff as the Company’s new Chief Financial Officer.  Bintliff, a CPA, had served as the Company’s interim Chief Financial Officer since July 23, 2004, and his permanent appointment is effective as of today.

Bintliff’s extensive experience includes six years as an audit partner with Coopers & Lybrand, President and CEO of Jim Bridges Acquisition Company, a privately held firm and as Chief Financial Officer for Comercis, Inc., a business software company that he helped take public.  Earlier in his career, he served as a senior member of the financial management team of InterFirst Corporation, a $9 billion regional bank holding company.  He had most recently operated his own accounting and management consulting practice in the Dallas/Fort Worth area, holding interim titles of Chief Financial Officer and Chief Operating Officer for a variety of companies in several industries.

“We are very excited that Bob has agreed to join Precis full-time,” commented Judith H. Henkels, Precis’ CEO and President.  “His credentials and real experience in strategic planning, with companies experiencing changes in their markets and business models, such as ours, will be a significant resource for us.”

“Precis is a great fit for me,” said Bintliff.  “I look forward to helping the company solidify its existing business while charting exciting new courses in an ever-changing industry.  Precis’ acquisition of a full service third party administrator, Access Healthsource, and formation of a benefit plan administration service, Care125, are evidence that management has shown the ability to recognize and react appropriately to changing industry demands.  I feel that my experience in the financial services industry will enable me to make meaningful contributions to the Company’s new strategic initiatives.  I’m looking forward to the challenge.”

About Precis, Inc.

Precis is a national membership marketing company that provides membership programs to a variety of industries including: healthcare, retail, banking, consumer finance and member based associations. Its leading program, Care Entrée, is marketed as a membership based healthcare savings program designed to significantly reduce out-of-pocket medical expenses at affordable rates to the consumer while helping the medical community receive accelerated payment for their services.  The Care Financial subsidiary offers businesses and individuals a broad range of financial solutions, including health and life insurance, annuities and cafeteria plan style flexible spending plans and healthcare reimbursement arrangements.  Access HealthSource (“Access”) provides full service third party administration services.  For more information on Precis, its subsidiaries Care Entrée, Foresight, Inc., Access, or Care Financial, LLC, visit www.precis-pcis.com, www.careentree.com, www.foresightclub.com, www.accesshealthsource.com and www.care-financial.com, respectively.

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Certain statements included in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, by discussions of strategies that involve risks and uncertainties. Precis, Inc.’s actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; Precis, Inc.’s ability to implement its business strategies; competition; availability of key personnel; increasing operating costs; unsuccessful promotional efforts; changes in brand awareness; acceptance of new product offerings; retention of members and independent marketing representatives; and changes in, or the failure to comply with, government regulations.  The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.

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